EXHIBIT 10.02

ASSET PURCHASE AGREEMENT

Dated April__, 2017

by and between

Social Reality, Inc.,

a Delaware corporation

(“Buyer”)

and

Leapfrog Media Trading, Inc.,

a Delaware corporation

("Seller")

	5.3	No Solicitation of Other Bids	13
	5.4	Notice of Certain Events14
	5.5	Confidentiality	14
	5.6	Closing Conditions	15
	5.7	Transfer Taxes	15
	5.8	Further Assurances	15
	5.9	Press Releases and Communications	15
	6.0	Grant Back License	15

6.	CLOSING CONDITIONS		16

	6.1	Conditions Precedent to Buyer's Obligations to Close	16
	6.2	Conditions Precedent to Seller's Obligations to Close	17

7.	DOCUMENTS TO BE DELIVERED AT CLOSING		17

	7.1	Documents to be Delivered by the Seller	17
	7.2	Documents to be Delivered by the Buyer	18

8.	INDEMNIFICATION AND RELATED MATTERS		19

	8.1	Indemnification by Seller	19
	8.2	Indemnification by Buyer	19
	8.4	Procedure for Indemnification	19
	8.5	Time for Assertion	20

9.	COVENANT NOT TO COMPETE; NON-SOLICITATION		20

10.	TERMINATION		21

11.	MISCELLANEOUS		22

	11.1	Expenses	22
	11.2	Notices	22
	11.3	Interpretation	23
	11.4	Headings	23
	11.5	Severability	23
	11.6	Entire Agreement	23
	11.7	Successors and Assigns	24
	11.8	No Third-party Beneficiaries	24
	11.9	Amendment and Modification; Waiver	24
	11.10	Specific Performance	24
	11.11	Counterparts	24
	11.12	Jurisdiction and Governing Law	24
	11.13	Role of Counsel	25

ii

Exhibits:

Exhibit A Transition Services Agreement

Exhibit B Leak Out Agreement

Exhibit C Grant Back License

Exhibit D Warrant

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) dated April , 2017, is between and between Social Reality, Inc. (the “Buyer”), a corporation organized under the laws of the State of Delaware, having an office for the transaction of business at 456 Seaton Street, Los Angeles, CA 90013 and Leapfrog Media Trading, Inc. (the "Seller"), a corporation organized under the laws of the State of Delaware.

WHEREAS, the Buyer is an Internet advertising and platform technology company that provides tools to automate the digital advertising market (the "Buyer Business").

WHEREAS, the Seller desires to convey, sell and assign to Buyer all of each Seller’s right, title and interest in and to the Purchased Assets, upon the terms and conditions contained in this Agreement.

WHEREAS, the Buyer desires to purchase the Purchased Assets upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, the parties agree, as follows:

1.

DEFINITIONS AND INTERPRETATION.

1.1.

In this Agreement:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity;

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

"Business Activities" shall be deemed to include the Buyer Business, as it may be expanded during the Restricted Period, including through the addition of the Purchased Assets, and during any portion of the twenty-four (24) months subsequent to the expiration of the Restricted Period.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business;

“Buyer Common Stock” means the Class A common stock, $0.001 par value per share, of Buyer;

“Closing” means the closing of the sale of the Purchased Assets in accordance with the terms, and subject to the conditions, of this Agreement;

“Closing Date” means the first Business Day following the satisfaction of the closing conditions described in Section 6 herein or such other date as the Parties shall mutually agree upon in writing;

“Code” means the Internal Revenue Code of 1986, as amended;

“Commission”  means  the  United  States  Securities  and  Exchange Commission;

“Consideration Shares” means Two Hundred Thousand (200,000) shares of Buyer Common Stock;

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other legally binding agreements, commitments and legally binding arrangements in writing;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or  political  subdivision,  or  any  self-regulated  organization  or  other  non- governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction;

“Governmental Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity;

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Entity, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Entity-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (i) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages;

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), relating to any Intellectual Property which is part of the Purchased Assets (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms and other licenses that are generally available to any requesting party on standard terms with nondiscriminatory pricing, “Off the shelf software”);

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, or any injunction, judgment, decree or order in which the party in question is a named party, in each case of any Governmental Entity.

“Liability” or “Liabilities” mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by United States generally accepted accounting principles applied on a consistent basis to be reflected in financial statements or disclosed in the notes thereto;

“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which the Seller is a party by reason of the occurrence of (i) a violation, breach or default thereunder by the Seller; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by the Seller under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of the Seller;

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (a) punitive damages, except in the case of fraud or (b) any special, consequential, punitive, incidental, indirect or speculative damages, in each case except to the extent actually awarded to a Governmental Authority or other third party;

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Buyer or Seller, as the case may be, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby;

“Parties” means collectively, the Buyer and the Seller;

“Party” means the Buyer or the Seller, individually;

“Person” means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

"Purchased Assets" shall have the meaning set forth in Section 2.1 of this Agreement;

"Purchased Domain Name" means www.opendsp.com together with, without any limitation, any related trademarks, service marks, copyrights, trade names, domain names, and other intellectual property rights throughout the world to the domain name, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith;

“Representative” means, with respect to any Person, any and all directors, officers, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person;

“Restricted Business” means all Business Activities of the Buyer as may be expanded, modified or supplemented after the Closing Date including, but not limited to, as a result of the transactions herein contemplated;

“Restricted Period” shall be deemed to be twenty-four (24) months following the Closing;

“Restricted Area” shall be deemed to mean the United States;

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act;

“Securities Act” means the United States Securities Act of 1933, as amended;

"Stockholder Consent" shall mean the consent of the holders of a majority of the outstanding voting securities of Seller obtained in accordance with the Delaware General Corporation Law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary;

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

“Transaction Documents” means this Agreement, the Transition Services, the Leak Out Agreement and the other agreements, instruments and documents required to be delivered at the Closing.

“Warrants” means 350,000 Series A Common Stock Purchase Warrants issued by the Buyer to the Seller, in the form attached hereto as Exhibit D.

1.2.

Interpretation.

1.2.1.

As used in this Agreement, unless the context clearly indicates otherwise:

(a)

words used in the singular include the plural and words in the plural include the singular;

(b)

reference to any Person includes such person's successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)

reference to any gender includes the other gender;

(d)

whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(e)

reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)

the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)

reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)

reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i)

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(j)

the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2.

This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3.

Where a statement in this Agreement is qualified by the expression “to the best of Buyer’s knowledge,” “to the best of Seller’s knowledge,” “so far as Buyer is aware,” “so far as Seller is aware” or any similar expression shall be deemed to include Buyer’s or Seller’s actual knowledge and what Buyer or Seller should have known after due inquiry of, in the case of (i) the Buyer, the Chief Executive Officer and any relevant person(s) involved in the management of the business of the Buyer, or (ii) in the case of Seller, the Chief Executive Officer.

2.

SALE AND PURCHASE OF PURCHASED ASSETS; CLOSING.

2.1.

Sale and Purchase of Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Seller, free and clear of any encumbrances all of the right, title and interest, in, and to the Purchased Assets as set forth on Schedule 2.1 to this Agreement.

2.2.

Liabilities Excluded. Buyer will not assume any Liabilities of Seller related to the Purchased Assets, either directly or indirectly. All Liabilities related in any manner to the Purchased Assets will remain the exclusive responsibility of and be retained, paid, performed and discharged exclusively by Seller, and Seller shall indemnify and hold Buyer harmless from and against any claim therefore or liability arising therefrom pursuant to Section 8 of this Agreement.

2.3.

Purchase Price. The purchase price for the Purchased Assets is the Consideration Shares and the Warrants (the “Purchase Price”). The Purchase Price shall be paid at Closing. The issuance of the Consideration Shares and Warrants (collectively, the “Securities”) shall be exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

2.4.

Closing. The Closing shall take place at the offices of Pearlman Law Group LLP, counsel for the Buyer. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur at 10:00 a.m., Eastern time, on the first Business Day following the satisfaction of the closing conditions described in Section 6 herein (the “Closing Date”) or at such other place, and on such other date and/or time, as the Parties may agree in writing.

3.

REPRESENTATIONS AND WARRANTIES OF SELLER.

Except as otherwise set forth in a disclosure schedule of even date herewith which is executed and delivered by Seller (the “Disclosure Schedules”), to the best of Seller's knowledge the Seller hereby makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.1.

Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the where business is conducted by it requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Purchased Assets or consummation of the transactions contemplated hereby.

3.2.

Authority and Enforcement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3.

No Conflicts or Defaults. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller is a party or by which the Seller or the Purchased Assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the Purchased Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Purchased Assets, or (iv) have a Material Adverse Effect on the Purchased Assets or consummation of the transactions contemplated hereby.

3.4.

Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any Person, other than the Stockholder Consent which shall be delivered by Seller to Buyer at Closing.

3.5.

Actions Pending. There is no Action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no Action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against or involving Seller or any of the

Purchased Assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against the Seller or any of the Purchased Assets.

3.6.

Title to Purchased Assets. Except as set forth in Section 3.6 of the Disclosure Schedules, the Seller has either good and marketable title to, or valid and enforceable leasehold interest in the Purchased Assets, free and clear of all Liens (and any Lien reflected on Section 3.6 of the Disclosure Schedule shall be satisfied on or prior to the Closing Date). No person or entity has any right or option to acquire any of the Purchased Assets. The Seller has the right to operate its business, and the operation of its business does not violate the material provisions of (a) any agreement to which Seller is a party, (b) the requirements of applicable laws, rules or regulations, and/or (c) any order of any court or regulatory body of competent jurisdiction that is binding on Seller or any of the Purchased Assets. Seller is the registrant listed in the records of the registrar as the owners of the registration of the Purchased Domain Name. The Purchased Domain Name is in good standing with the registrar managing such Purchased Domain Name and such registrar recognizes the Seller as the registrant for the Purchased Domain Name. In addition, Seller does not owe any amounts to any domain name registration authority or to any other governmental entity relating to or on account of the registration of the Purchased Domain Name or the registration of any copyright(s), trademark(s) or similar Intellectual Property Rights included in the Purchased Assets. Seller has not licensed or otherwise allowed or enabled the use of any of the Purchased Assets to any other Person, or granted any right with respect to the Purchased Assets to any other Person that may, in any manner, restrict, impede or adversely affect Buyer's rights therein. Except as set forth in Schedule 3.6 the Disclosure Schedules, Seller has not obtained a trademark registration or filed any application to register a trademark with the U.S. Patent and Trademark Office or other agency (domestic or foreign) of any trademark(s), domain name(s) or any other mark confusingly similar to the trademark(s) or the Purchased Domain Name. Following the Closing, Buyer will be the sole and exclusive registrant of the Purchased Domain Name.

3.7.

No Undisclosed Liabilities. Except as set forth on Schedule 3.7 of the Disclosure Schedules, Seller has no debts, Liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) related to the Purchased Assets arising out of transactions entered into on or prior to the date hereof, or any transaction, series of transactions, Action or inaction occurring on or prior to the date hereof, or any state of facts or condition existing on or prior to the date hereof (regardless of when such liability or obligation is asserted).

3.8.

Contracts. Schedule 3.8 of the Disclosure Schedules identifies each Contract to which Seller is a party which relate, directly or indirectly, to the Purchased Assets (the "Assigned Contracts"). Except as would have a material adverse effect on the Purchased Assets, each such Contract is in full force and effect. To the knowledge of the Seller, no party to any such agreement is in default of any material obligation thereunder and the Seller has not received notice of the termination of any such agreement prior to its scheduled termination date. To the knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which the Seller is a party. The Seller has not given nor received from any other

Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material contract to which Seller is a party.

3.9.

Intellectual Property Rights. Schedule 3.9 of the Disclosure Schedules identifies each Intellectual Property Right included in the Purchased Assets, which constitutes all of the Intellectual Property Rights necessary to operate the OpenDSP platform. Such Intellectual Property Rights are owned by the Seller, free and clear of all Liens. To the best of Seller’s knowledge, such Intellectual Property Rights do not infringe upon or otherwise violate the rights of any third person, and the Seller has not received notice of any such infringement or violation. To the extent that any such Intellectual Property Rights are licensed to Seller by any third party, the license is in full force and effect, no party to the license is in material breach or violation of the license agreement and licensee is not using any such Intellectual Property Rights in violation of the license agreement.

3.10.

Compliance with Laws. The Seller is conducting its business and affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Seller has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.11.

Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against Seller for a finder’s fee, brokerage commission or similar payment.

3.12.

Investment Representations. The Seller is acquiring the Securities for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of distributing such Securities, or selling, transferring or otherwise disposing of such Securities in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. Seller understands that (a) the Securities are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such Securities have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) the Buyer has no obligation to so register the Securities (except as otherwise provided under the Warrant); (d) the Securities may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (e) until such time as the Securities become eligible for resale by the Seller, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration. The certificate evidencing the Warrant has a legend affixed thereto and the Consideration Shares shall contain the following legend:

“The shares of Class A common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or Social

Reality, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

3.13.

Information on Buyer. The Seller has been provided access via the Commission's public website at www.sec.gov/EDGAR with access to copies of Buyer's Annual Report on Form 10-K for the period ended December 31, 2016 and its other filings with the Commission, and represents and warrants that it has read and reviewed these reports, together with Buyer's other filings with the Commission. The Seller is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Consideration Shares and this Agreement. The Seller, either alone or together with its advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Consideration Shares and to make an informed investment decision with respect thereto. The Seller understands that its acquisition of the Consideration Shares is a speculative investment, and the Seller represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

3.14.

Disclosure. The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

3.15.

Tax Allocation. The parties shall agree to an allocation of the Purchase Price among the Purchased Assets. Seller and Buyer shall file their respective Tax Returns prepared in accordance with such allocation.

3.16.

Solvency. The Purchased Assets do not represent all or substantially all of the Seller's assets. Immediately after giving effect to the transactions contemplated by this Agreement, the Seller shall be able to pay its debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay its debts. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Seller.

4.

REPRESENTATIONS AND WARRANTIES OF BUYER.

The Buyer hereby makes the following representations and warranties to the Seller as of the date hereof and as of the Closing Date.

4.1.

Organization and Good Standing. The Buyer is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Buyer is in good standing as a foreign entity in each jurisdiction in which the properties owned, leased or operated, or where the business is conducted by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on its business, taken as a whole, or consummation of the transactions contemplated hereby.

4.2.

Authority and Enforcement. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3.

No Conflicts or Defaults. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene its certificate of incorporation or bylaws, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, Permit or license to which it is a party or by which it is bound, or any judgment, order or decree, or any law, rule or regulation to which it is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of the Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which the Buyer is a party, or (iv) result in a Material Adverse Effect.

4.4.

Consideration Shares. The Consideration Shares and Warrant have been duly authorized, and the Consideration Shares upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

4.5.

Actions Pending. There is no Action, suit, claim, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against it which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no Action, suit, claim, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against or involving the Buyer or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against the Buyer or affecting its assets.

4.6.

SEC Reports. The Buyer files annual, quarterly and current reports with the Commission, pursuant to Section 12(b) of the Exchange Act. The Buyer has filed all reports required to be filed by it under the Exchange Act since December 31, 2015 (the “SEC Reports”). The SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.7.

Disclosure. The representations, warranties and acknowledgments of the Buyer set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5.

COVENANTS; ADDITIONAL AGREEMENTS.

5.1.

Conduct of Business Prior to the Closing. From the date hereof until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (i) operate its business and conduct its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of Seller so that the same remain true and accurate as of the Closing Date; and (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its reasonable efforts to retain the services of its officers and key employees and maintain its relationships with its customers and suppliers.

5.2.

Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Purchased Assets as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of Seller. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

5.3.

No Solicitation of Other Bids.

(a)

The Seller shall not, and shall not authorize or permit any of its or their Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall each immediately cease and cause to be terminated, and shall cause its or their Affiliates and all of its or their and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Purchased Assets.

(b)

In addition to the other obligations under this Section 5.3, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or any of its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)

Seller agree that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

5.4.

Notice of Certain Events.

(a)

From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(i)

any fact, circumstance, event or Action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.1 to be satisfied;

(ii)

any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)

any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(iv)

any Actions commenced or, to the knowledge of Seller, threatened against, relating to or involving or otherwise affecting Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)

Buyer's receipt of information pursuant to this Section 5.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Seller's Disclosure Schedule.

5.5.

Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its or their reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Buyer, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or

Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

5.6.

 Closing Conditions. From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Section 6 hereof.

5.7.

Transfer Taxes. The Buyer shall (a) be responsible for (and shall indemnify and hold harmless the Seller against) any and all liabilities for any sales, use, stamp, value added, documentary, filing, recording, transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law and (b) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes.

5.8.

Further Assurances. If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper Representatives shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper Representatives of the Parties are fully authorized to take any and all such action.

5.9.

Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made by any party hereto without the prior written approval of the Buyer. Seller shall not have any communications with any third party, other than its Representatives, without the prior written consent of the Buyer. Nothing herein shall prevent Seller from notifying its employees, customers or suppliers of the transactions contemplated hereby as is necessary or desirable to facilitate the consummation of such transactions; provided, however, that any such communication shall be previously approved by the Buyer and shall constitute a “joint communication” if deemed appropriate by the Buyer.

5.10.

Grant Back License. Buyer shall grant to Seller, in accordance with the terms and conditions of the Grant Back License Agreement, in the form attached hereto as Exhibit C (the “Grant Back License”), (which for the sake of clarity is subject to Seller’s obligations under Article 9 hereof), a non-exclusive and non-transferrable license to use, sell and, offer for sale the Intellectual Property.  Buyer shall be the sole and exclusive owner of all data and other Intellectual Property generated by Seller or any other party under the Grant Back License.

5.11.

Seller’s Unilateral Right. Once the Closing Conditions provided for in Section 6.1 have been satisfied, Seller shall have the unilateral right to terminate this Agreement prior to Closing without reason until April 28, 2017 (Seller’s “Unilateral Right”). Following the satisfaction of the Closing Conditions, this Agreement will close upon the earlier of (a) Seller’s delivery to Buyer of a written revocation of its Unilateral Right or (b) April 28, 2017.

6.

CLOSING CONDITIONS.

6.1.

Conditions Precedent to Buyer’s Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)

The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(c)

Seller shall have performed and complied in all material respects with all of its covenants hereunder in all material respects through the Closing Date;

(d)

No Action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect the Seller's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)

No material adverse change shall have taken place with respect to the Seller, and no event shall have occurred that results in a Material Adverse Effect;

(f)

Seller shall have delivered to Buyer a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby. Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder (the “Seller Closing Certificate”); and

(g)

Seller shall have received all third party consents necessary for the sale of the Purchased Assets, including, but not limited to, the Stockholder Consent.

(h)

Seller shall have delivered into Escrow duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 7.2.

6.2.

Conditions Precedent to Seller's Obligation to Close. The obligation of the Seller to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)

The representations and warranties of Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b)

Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(c)

No Action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect the Buyer's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)

No material adverse change shall have taken place with respect to the Buyer, and no event shall have occurred that results in a Material Adverse Effect;

(e)

Buyer shall have delivered to Seller a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby. Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder (the “Buyer Closing Certificate”);

(f)

All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

(g)

Buyer shall have delivered into Escrow the Purchase Price, duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 7.1 and;

(h)

Seller shall not have exercised its Unilateral Right prior to April 28, 2017 (after which Seller’s Unilateral Right shall extinguish).

7.

DOCUMENTS TO BE DELIVERED AT CLOSING.

7.1.

Documents to be Delivered by the Seller. At Closing, the Seller shall deliver to Buyer the following:

(a)

the Seller's Closing Certificate;

(b)

a bill of sale in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(c)

an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets;

(d)

[intentionally omitted];

(e)

with respect to the Material Contracts, an Assignment and Assumption Agreements in a form and substance satisfactory to Buyer and executed by such third parties are necessary in each case (each, an “Material Contract Assignment and Assumption Agreement”);

(f)

the Transition Services Agreement in the form attached hereto as Exhibit A ("Transition Services Agreement");

(g)

the leak out agreement for the Consideration Shares in the form attached hereto as Exhibit B (the “Leak Out Agreement”);

(h)

the Grant Back License; and

(i)

such other customary instruments of transfer, assumption, filings or other documents, in form and substance satisfactory to Buyer, as may be required to give effect to this Agreement.

7.2.

Documents to be Delivered by Buyer. At Closing, the Buyer shall deliver to the Seller the following:

(a)

certificates representing the Consideration Shares and the Warrant;

(b)

the Transition Services Agreement duly executed by the Buyer;

(c)

the Buyer's Closing Certificate; and

(d)

such other customary instruments of transfer, assumption, filings or other documents, in form and substance satisfactory to Seller, as may be required to give effect to this Agreement.

8.

INDEMNIFICATION AND RELATED MATTERS.

8.1.

Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is 6 years from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

8.2.

Indemnification by Seller. The Seller hereby indemnifies and holds Buyer and its Affiliates and Representatives (collectively, the “Buyer Indemnitees”) harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by Buyer and arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller's failure to perform any covenant or obligation required to be performed by it or them hereunder.

8.3.

Indemnification by Buyer. The Buyer hereby indemnifies and holds the Seller and its Affiliates and Representatives (collectively, the “Buyer Indemnitees”) harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by the Seller arising out of the breach of any representation or warranty of Buyer hereunder, and/or Buyer's failure to perform any covenant or obligation required to be performed by it hereunder.

8.4.

Certain Limitations. The party making a claim under this Section 8 is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this Section 8 is referred to as the "Indemnifying Party". The indemnification provided for in Section 8.1 and Section 8.2 shall be subject to the following limitations:

8.4.1.

The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.2 or 8.3, as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 8.2 or 8.3 exceeds $50,000 (the "Deductible"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification 8.2 or 8.3, as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $10,000 (which Losses shall not be counted toward the Deductible).

8.4.2.

The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.2 or 8.3, as the case may be, shall not exceed 150,000 Warrants.

8.4.3.

Payments by an Indemnifying Party pursuant to Section 8.2 or 8.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

8.4.4.

Payments by an Indemnifying Party pursuant to Section 8.2 or 8.3 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

8.4.5.

In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

8.4.6.

Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

8.4.7.

Seller shall not be liable under this Article 8 for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

8.5.

Procedure for Indemnification. Any  Party  entitled to indemnification under this Section 8 (an “Indemnified Party”) will give written notice to the indemnifying party (“Indemnifying Party”) of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any Action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such Action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any Action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such Action or claim. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or Action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such Action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any settlement negotiations or defense of any such Action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party, which relates to such Action or claim. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such Action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Indemnifying Party shall not be liable for any settlement of any Action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section 8 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of Action or similar rights of the Indemnified Party against the Indemnifying Party or others, and

(b) any liabilities the Indemnifying Party may be subject to.

8.6.

Time for Assertion. No Party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before twelve (12) months from the date hereof.

8.7.

Exclusive Remedies. Subject to Section 9.4, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 8. Nothing in this 8.7 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to

11.10 or to seek any remedy on account of any intentional fraud by any party hereto.

9.

COVENANT NOT TO COMPETE; NON-SOLICITATION. In consideration of the transactions contemplated by this Agreement, and in order to protect and preserve the legitimate business interests of the Buyer, the Seller agrees as follows:

9.1.

During the Restricted Period, except as otherwise provided under the Grant Back License, the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Restricted Area; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Restricted Area in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Buyer after the Closing), or any other Person who has a material business relationship with the Buyer, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, the Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 1% or more of any class of securities of such Person.

9.2.

During the Restricted Period, the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer or is or was employed by the Buyer (including its Affiliates) during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 9.2 shall prevent the Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

9.3.

The Seller acknowledges that a breach or threatened breach of this Section 9 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

9.4.

The Seller acknowledges that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 9 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 9 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

10.

TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the Seller and Buyer;

(b)

by Buyer by written notice to the Seller if:

(i) there has been a breach by Seller, or an inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6 and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of Seller's receipt of written notice of such breach from Buyer; or

(ii) any of the conditions set forth in Section 6.1 or Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2017, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)

by Seller upon written notice to Buyer if:

(i)

there has been a breach by Buyer, or an inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6 and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer's receipt of written notice of such breach from the Seller; or

(ii)

any of the conditions set forth in Section 6.1 or Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2017, unless such failure shall be due to the failure of the Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing.

(d)

by Buyer or the Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Entity shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

(e)

In the event of the termination of this Agreement in accordance with this Section 10, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(i)

as set forth in this Section 10 and Section 5.5 and Section 11 hereof; and

(ii)

that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.

11.

MISCELLANEOUS.

11.1.

Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

11.2.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.2):

If to Seller:

Constantine Goltsev

LeapFrog Media Trading Inc.

PO POX 38

Chappaqua, NY 10514

email: Constantine_goltsev@yahoo.com

Attention: CEO

with a copy to:

RPCK Rastegar Panchal, P.C.

80 Broad Street, Suite 3101

New York, NY 10004

email: chintan@rpck.com

Attention: Chintan Panchal

If to Buyer:

456 Seaton Street

Los Angeles, CA 90013

E-mail: chris@srax.com

Attention: Christopher Miglino, Chief Executive Officer

with a copy to:

Pearlman Law Group LLP

2200 Corporate Boulevard NW

Suite 210

Boca Raton, FL 33431

E-mail: brian@pslawgroup.net

Attention: Brian A. Pearlman, Esq.

11.3.

Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

11.4.

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.5.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.6.

Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

11.7.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or  delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of the Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

11.8.

No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.9.

Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.10.

Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

11.11.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.12.

Jurisdiction and Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the State of Delaware. Each of the Parties hereto expressly and irrevocably: (1) agree that any legal suit, Action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Central District of California, Los Angeles, California; (2) waive any objection they may have now or hereafter to the venue of any such suit, Action or proceeding; and (3) consent to the in personam jurisdiction of the United States District Court for the Central District of California, Los Angeles, California in any such suit, Action or proceeding. Each of the Parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, Action or proceeding in the United States District Court for the Central District of California, Los Angeles, California and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, Action or proceeding. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES, CALIFORNIA, AND EACH PARTY

IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

11.13.

Role of Counsel. The Parties acknowledge their understandings that this Agreement was prepared at the request of Buyer by Pearlman Law Group LLP, its counsel, and that such firm did not represent Seller in conjunction with this Agreement or any of the related transactions. Seller, as further evidenced by its or his signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

(Signature Page to Follow)

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Leapfrog Media Trading, Inc.

By:
Name:
Its:

Schedule 2.1

Purchased Assets

1.

all of the Intellectual Property which constitutes the OpenDSP Platform;

2.

the Purchased Domain Name;

3.

all right, title and interest in and to the website content appearing on the Purchased Domain Name, together with, without any limitation, any related Intellectual Property Rights to the website content, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith, all goodwill, customer lists;

4.

all other source codes and related assets which constitutes the OpenDSP platform;

5.

all marketing materials, plans, and techniques for driving traffic to the Purchased Domain Name;

6.

the Assigned Contracts;

7.

all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Purchased Assets, whether arising by way of counterclaim or otherwise;

8.

all of Seller's rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

9.

all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets;

10.

originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files,  customer lists, customer  purchasing histories, price  lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Purchased Assets (“Books and Records”); and

11.

all goodwill and the going concern value of the Purchased Assets.